Exhibit 10.7

AMENDMENT NO. 1 TO THE MASTER SERVICES AGREEMENT

This Amendment No. 1 (the “First Amendment”) to the Master Services Agreement dated as of May 6, 2008, as amended (the “Agreement”) by and among CuraScript, Inc., a Delaware corporation (“CuraScript”), having its primary business address at 6272 Lee Vista Boulevard, Orlando, Florida 32822, Express Scripts Specialty Distribution Services, Inc., a Delaware corporation with its principal offices located at One Express Way, St. Louis, Missouri, 63121 (“ESSDS”), and Jazz Pharmaceuticals, Inc., a Delaware corporation with its principal offices located at 3180 Porter Drive, Palo Alto, California 94304 (“Jazz Pharmaceuticals”), is entered into as of August 31, 2010 (the “First Amendment Execution Date”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Agreement.

RECITALS

WHEREAS, the parties have entered into good faith negotiations regarding the terms and conditions under which CuraScript and ESSDS would continue to provide Jazz Pharmaceuticals with dispensing and distribution services for the Product;

WHEREAS, the parties wish to extend the term of the Agreement on the terms and conditions set forth below to ensure the uninterrupted supply of Product to Patients during these discussions; and

WHEREAS, in accordance with Section 10.10 of the Agreement, the parties wish to amend the Agreement to revise certain fees payable by Jazz Pharmaceuticals and the term of the Agreement.

NOW THEREFORE, in consideration of the mutual agreements and covenants set forth hereinafter and in the Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.	Amendment of Initial Term: Renewal. The parties hereby amend and restate Section 6.1 of the Agreement in its entirety to read as follows:

“Section 6.1 Initial Term; Renewal. The term of this Agreement shall begin on the Effective Date and continue through June 30, 2011, unless terminated earlier or automatically extended in accordance with the terms hereof. Not less than one hundred and twenty (120) days prior to the end of the initial or any renewal term of this Agreement, any party may notify the other party in writing that it desires to terminate this Agreement, effective as of the end of the then current term. If no such written notification is given, this Agreement shall automatically continue with the same terms and conditions as set forth herein for an additional 1 year term, subject to the right of termination as otherwise provided herein.”

2.	Amendment of Exhibit B. The parties hereby replace Exhibit B to the Agreement in its entirety with Exhibit B attached hereto to this First Amendment.

3.	No Other Changes. Except as provided in this First Amendment, the Agreement remains in full force and effect.

4.	Governing Law. This First Amendment will be governed by and interpreted in accordance with the internal laws of the State of New York, without regard to its conflicts of laws rules.

5.	Headings. Headings in this First Amendment are for convenience of reference only and shall not be considered in construing this First Amendment.

6.	Severability. If any provision of this First Amendment is held unenforceable by a court or tribunal of competent jurisdiction because it is invalid or conflicts with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected. In such event, the parties shall negotiate a substitute provision that, to the extent possible, accomplishes the original business purpose.

7.	Counterparts. This First Amendment may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission shall be deemed to be original signatures.

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Intending to be legally bound, the parties have caused this First Amendment to be executed and delivered as of the First Amendment Execution Date first above written.

CURASCRIPT, INC.	JAZZ PHARMACEUTICALS, INC.

By: /s/ Kevin Cast	By: /s/ Bob Myers

Name: Kevin Cast	Name: Bob Myers

Title: VP, Pharmaceutical Sales	Title: President

Date: August 30, 2010	Date: September 1, 2010

EXPRESS SCRIPTS SPECIALTY

DISTRIBUTION SERVICES, INC.

By:    /s/    Janine Burkett

Name: Janine Burkett

Title: VP, Pharma and Retail Account Management

Date: August 31, 2010